Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2025, and each included in this Post-Effective Amendment No. 372 to the Registration Statement (Form N-1A, File No. 033-42484) of The Advisors’ Inner Circle Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2024, with respect to the financial statements and financial highlights of CIBC Atlas All Cap Growth Fund, CIBC Atlas Disciplined Equity Fund, CIBC Atlas Equity Income Fund, CIBC Atlas Income Opportunities Fund, CIBC Atlas International Growth Fund, CIBC Atlas Mid Cap Equity Fund, Cambiar Opportunity Fund, Cambiar SMID Fund, Cambiar Small Cap Fund, Cambiar International Equity Fund, Cambiar Aggressive Value ETF, Haverford Quality Growth Stock Fund, LSV Conservative Value Equity Fund, LSV Small Cap Value Fund, LSV Value Equity Fund, LSV U.S. Managed Volatility Fund, LSV Global Managed Volatility Fund, LSV Global Value Fund, LSV Emerging Markets Equity Fund, Sands Capital Global Growth Fund (twenty of the funds constituting The Advisors’ Inner Circle Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 28, 2025